Herman Miller Reports Second Quarter Fiscal 2018 Results

•	Orders at all-time record level of $629 million; up 10% organically

•	Reported EPS of $0.55 per share; adjusted EPS of $0.57 per share 6% higher than prior year

•	Further progress on cost savings initiative
Webcast to be held Thursday, December 21, 2017, at 9:30 AM ET

Release	Immediate
Date	December 20, 2017
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its second quarter ended December 2, 2017. Net sales in the quarter totaled $604.6 million, an increase of 4.7% from the same quarter last fiscal year. New orders in the second quarter of $629.4 million were 9.3% above the prior year level.

On an organic basis, which excludes the impact of foreign currency translation and dealer divestitures, net sales and orders in the second quarter increased by 6.0% and 10.2%, respectively, from the same quarter last fiscal year.

Herman Miller reported net earnings of $0.55 per share on a diluted basis in the second quarter compared to diluted earnings per share of $0.53 in the same quarter last fiscal year. Excluding the impact of restructuring and other charges recognized in the period associated with the Company's previously announced profitability improvement initiative, adjusted earnings per share in the second quarter totaled $0.57, compared to adjusted earnings per share of $0.54 in the second quarter of last fiscal year.

Brian Walker, Chief Executive Officer, stated “Strong demand levels were a clear highlight of the quarter, as orders reflected an all-time record level for our Company and grew 10% organically compared to the same quarter last year. Encouragingly, this order growth was fairly broad-based across our business segments, reflecting what continues to be a generally supportive macro-economic environment and success in our strategy to serve customer audiences through multiple channels. The momentum we have seen through the first half of the fiscal year is a testament to our focus in recent years to tune our offer to the shifting needs of the market, and while we have more work to do, we feel very good about the progress we are making on our strategic priorities. This includes the advances we’ve made toward our overall profit improvement goals, including specific initiatives we have planned within our Consumer business. These are expected to gain traction toward the end of this fiscal year and into the first half of fiscal 2019.”

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Second Quarter Fiscal 2018 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	12/2/2017	12/3/2016	% Chg.	12/2/2017	12/3/2016	% Chg.
	(13 weeks)	(13 weeks)		(26 weeks)	(27 weeks)
Net Sales	$604.6	$577.5	4.7%	$1,184.8	$1,176.1	0.7%
Gross Margin %	36.7%	37.7%	N/A	37.1%	38.1%	N/A
Operating Expenses	$170.4	$167.4	1.8%	$336.1	$341.0	(1.4)%
Restructuring Expenses and Other Charges	$1.7	$1.0	70.0%	$3.8	$1.0	280.0%
Operating Earnings %	8.3%	8.6%	N/A	8.4%	9.0%	N/A
Adjusted Operating Earnings %*	8.6%	8.8%	N/A	8.7%	9.1%	N/A
Adjusted EBITDA*	$68.6	$64.6	6.2%	$136.5	$135.5	0.7%
Net Earnings Attributable to Herman Miller, Inc.	$33.5	$31.7	5.7%	$66.5	$68.0	(2.2)%
Earnings Per Share – Diluted	$0.55	$0.53	3.8%	$1.10	$1.13	(2.7)%
Adjusted Earnings Per Share – Diluted*	$0.57	$0.54	5.6%	$1.14	$1.14	—%
Orders	$629.4	$575.9	9.3%	$1,224.2	$1,171.5	4.5%
Backlog	$356.9	$318.9	11.9%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the second quarter of fiscal 2018 totaled 36.7%, representing a 100 basis point decrease from the level reported in the same quarter of last fiscal year. Operating expenses in the second quarter were $170.4 million compared to $167.4 million in the same quarter a year ago.
The Company recognized pre-tax restructuring expenses and other charges totaling $1.7 million in the second quarter of fiscal 2018, all of which relate directly to initiatives aimed at achieving its previously outlined cost reduction goals. Restructuring expenses related to severance and outplacement benefits associated with targeted workforce reductions implemented during the period. Other charges related to external consulting fees associated with the Company's profitability improvement initiative within the Consumer business segment.

Herman Miller’s effective income tax rate in the second quarter was 30.5%, compared to 32.0% in the same quarter last fiscal year.

Jeff Stutz, Chief Financial Officer, noted, "Gross margins in the quarter were impacted by higher levels of price discounting, product mix, and a continuation of capacity imbalances we experienced last quarter that resulted in additional costs. While gross margins did not meet our expectations in the period, the organization once again did a great job managing operating expenses and delivering progress toward our long-term cost reduction goal. We also benefited this quarter from a tax rate at the low end of our expectations and better than anticipated “below the line” earnings contribution from our equity investment in UK-based naughtone Holdings, Ltd., a designer and manufacturer of upholstered products serving the fast-growing ancillary products category. The combination of these factors drove solid earnings growth and strong operating cash flow generation for the quarter.”

The Company ended the second quarter with total cash and cash equivalents of $114.6 million, an increase of $18.4 million from the balance at the end of the fiscal 2017. Cash flow generated from operations in the second quarter was $62.6 million. This compared to $64.1 million in the same quarter last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the second quarter of fiscal 2018:

Organic Sales Growth (Decline) by Segment *

	Three Months Ended					Three Months Ended
	12/2/17					12/3/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$330.5	$113.0	$74.4	$86.7	$604.6	$313.9	$107.6	$76.4	$79.6	$577.5
% change from PY	5.3%	5.0%	(2.6)%	8.9%	4.7%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(10.6)	—	—	—	(10.6)
Currency Translation Effects (1)	(1.2)	(2.5)	(0.1)	(0.1)	(3.9)	—	—	—	—	—
Net Sales, organic	$329.3	$110.5	$74.3	$86.6	$600.7	$303.3	$107.6	$76.4	$79.6	$566.9
% change from PY	8.6%	2.7%	(2.7)%	8.8%	6.0%

Organic Order Growth (Decline) by Segment *

	Three Months Ended					Three Months Ended
	12/2/17					12/3/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	341.1	$118.0	$77.1	$93.2	$629.4	$322.1	$99.7	$70.7	$83.4	$575.9
% change from PY	5.9%	18.4%	9.1%	11.8%	9.3%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(8.4)	—	—	—	(8.4)
Currency Translation Effects (1)	(1.3)	(2.4)	(0.1)	(0.1)	(3.9)	—	—	—	—	—
Orders, proforma	$339.8	$115.6	$77.0	$93.1	$625.5	$313.7	$99.7	$70.7	$83.4	$567.5
% change from PY	8.3%	15.9%	8.9%	11.6%	10.2%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Third Quarter Fiscal 2018 Guidance

Looking forward, Herman Miller expects net sales in the third quarter of fiscal 2018 to be in the range of $565 million to $585 million. On an organic basis, adjusted for the impact of dealer divestitures and foreign currency translation, this forecast implies sales growth of 9% compared to the third quarter of the prior year at the mid-point of the range.
Given the potential significance of pending U.S. tax legislation on Herman Miller's third quarter earnings guidance, the Company is providing an initial earnings per share estimate assuming existing U.S. tax regulations remain in effect for the period. Under this set of assumptions, the Company expects its effective tax rate in the third quarter to range between 29.5% to 31.5%, and diluted earnings per share to range between $0.46 to $0.50. If the latest proposed tax changes are signed into law before the end of calendar 2017, the Company estimates its full fiscal year 2018 effective tax rate would drop to between 26% to 28%, excluding any one-time adjustments required by the new bill.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/about-us/investors.html.

The Company will host a live webcast to discuss the results of the second quarter of fiscal 2018 on Thursday, December 21, 2017, at 9:30 a.m. ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the 112-year-old company has relied on innovative design to solve problems wherever people work, live, learn, and heal. With recognizable designs as part of museum collections worldwide, Herman Miller is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award and has been ranked number one on Contract Magazine’s list of “Brands that Inspire” for four straight years. Known and respected for its leadership in corporate social responsibility, Herman Miller has earned numerous global sustainability and inclusivity awards including the Human Rights Foundation’s top rating in its Corporate Equality Index for 11 years in a row. In fiscal 2017, the Company generated $2.28 billion in revenue and employed nearly 8,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term cost saving goals, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the three and six months ended December 2, 2017 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Six Months Ended
	December 2, 2017		December 3, 2016		December 2, 2017		December 3, 2016
	(13 weeks)		(13 weeks)		(26 weeks)		(27 weeks)
Net Sales	$604.6	100.0%	$577.5	100.0%	$1,184.8	100.0%	$1,176.1	100.0%
Cost of Sales	382.5	63.3%	359.5	62.3%	745.8	62.9%	728.1	61.9%
Gross Margin	222.1	36.7%	218.0	37.7%	439.0	37.1%	448.0	38.1%
Operating Expenses	170.4	28.2%	167.4	29.0%	336.1	28.4%	341.0	29.0%
Restructuring and Impairment Expenses	1.7	0.3%	1.0	0.2%	3.8	0.3%	1.0	0.1%
Operating Earnings	50.0	8.3%	49.6	8.6%	99.1	8.4%	106.0	9.0%
Other Expenses, net	3.0	0.5%	4.3	0.7%	5.6	0.5%	7.4	0.6%
Earnings Before Income Taxes and Equity Income	47.0	7.8%	45.3	7.8%	93.5	7.9%	98.6	8.4%
Income Tax Expense	14.3	2.4%	14.5	2.5%	28.5	2.4%	31.6	2.7%
Equity Income, net of tax	0.8	0.1%	0.8	0.1%	1.5	0.1%	1.1	0.1%
Net Earnings	33.5	5.5%	31.6	5.5%	66.5	5.6%	68.1	5.8%
Net Earnings (Loss) Attributable to Noncontrolling Interests	—	—%	(0.1)	—%	—	—%	0.1	—%
Net Earnings Attributable to Herman Miller, Inc.	$33.5	5.5%	$31.7	5.5%	$66.5	5.6%	$68.0	5.8%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.56		$0.53		$1.11		$1.13
Weighted Average Basic Common Shares	59,747,932		59,954,194		59,753,271		59,942,049
Earnings Per Share – Diluted	$0.55		$0.53		$1.10		$1.13
Weighted Average Diluted Common Shares	60,272,207		60,354,760		60,296,728		60,382,932

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Six Months Ended
	December 2, 2017	December 3, 2016
	(26 weeks)	(27 weeks)
Net Earnings	$66.5	$68.1
Cash Flows provided by Operating Activities	81.5	94.4
Cash Flows used for Investing Activities	(30.6)	(77.3)
Cash Flows used for Financing Activities	(33.2)	(30.3)
Effect of Exchange Rates	0.7	0.2
Change in Cash	18.4	(13.0)
Cash, Beginning of Period	96.2	84.9
Cash, End of Period	$114.6	$71.9

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	December 2, 2017	June 3, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$114.6	$96.2
Marketable Securities	8.5	8.6
Accounts and Notes Receivable, net	189.8	186.6
Inventories, net	172.2	152.4
Prepaid Expenses and Other	41.1	48.1
Total Current Assets	526.2	491.9
Net Property and Equipment	330.8	314.6
Other Assets	494.1	499.8
Total Assets	$1,351.1	$1,306.3

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	166.7	148.4
Accrued Liabilities	229.8	237.3
Total Current Liabilities	396.5	385.7
Long-term Debt	200.0	199.9
Other Liabilities	99.9	108.4
Total Liabilities	696.4	694.0
Redeemable Noncontrolling Interests	23.9	24.6
Herman Miller, Inc. Stockholders' Equity	630.6	587.5
Noncontrolling Interests	0.2	0.2
Total Stockholders' Equity	630.8	587.7
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,351.1	$1,306.3

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